SUB-ITEM 77Q1(a)

                               AMENDMENT NO. 4 TO
             AGREEMENT AND DECLARATION OF TRUST OF AIM SECTOR FUNDS


     This Amendment No. 4 (the "Amendment") to the Agreement and Declaration of Trust of AIM Sector Funds (the "Trust") amends the Agreement and Declaration of Trust of the Trust dated as of July 29, 2003, as amended (the "Agreement").

     At a meeting held on August 4, 2005, the Board of Trustees of the Trust, in accordance with Section 9.7 of the Agreement, approved amendments to the Agreement. Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. A new Section 2.6A of the Agreement is hereby added after Section 2.6 of the Agreement as set forth below:

         "Section 2.6A. Additional Rights and Preferences of Class K Shares. In addition to the relative rights and preferences set forth in Section
         2.5 and all other provisions of this Agreement relating to Shares of the Trust generally, any Class of any Portfolio designated as Class K Shares shall have the following rights and preferences:

          (a)  Conversion of Class K Shares. At the Effective Time described in
               Section 2.6A(d) below, all of the issued and outstanding Class K Shares of any Portfolio of the Trust offering Class K Shares shall convert to Class A Shares of the applicable Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Class A Shares of the applicable Portfolio. All issued and outstanding Class K Shares shall thereafter be deemed to be cancelled. The stock transfer books for Class K Shares of a Portfolio will be closed at the Effective Time and only requests for redemption of Class K Shares of a Portfolio received in proper form prior to the close of trading on the New York Stock Exchange on the date of the Effective Time shall be accepted. Thereafter, redemption requests received by a Portfolio for its Class K Shares shall be deemed to be a redemption requests for Class A Shares into which Class K Shares were converted.

          (b) Attribution of Assets and Liabilities. At the Effective Time described in Section 2.6A(d) below, the proportionate undivided interest in the net assets of a Portfolio attributable to its Class K Shares shall become a part of the proportionate undivided interest in the net assets of the Portfolio attributable to its Class A Shares, and the expenses, costs, charges and reserves allocated to the Class K Shares of a Portfolio immediately prior to the Effective Time shall become expenses, costs, charges and reserves of Class A Shares of such Portfolio. The Portfolio shall instruct its transfer agent to reflect in the transfer agent's records the attribution of the Class K Shares in the manner described above.
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          (c)  Shareholder Accounts. At the Effective Time described in Section
               2.6A(d) below, each shareholder of record of Class K Shares of a Portfolio will receive that number of Class A Shares of such Portfolio having an aggregate net asset value equal to the net asset value of the Class K Shares of such Portfolio held by such shareholder immediately prior to the Effective Time. Each Portfolio will establish an open account on its records in the name of each Class K shareholder to which will be credited the respective number of Class A Shares of such Portfolio due to such shareholder. Fractional Class K Shares will be carried to the third decimal place. Certificates representing Class A
               Shares will not be issued. The net asset value of the Class A Shares and Class K Shares will be determined at the Effective Time in accordance with the policies and procedures of the applicable Portfolio as set forth in its registration statement.

          (d) The conversion of Class K Shares into Class A Shares shall occur October 21, 2005 at 5:00 p.m. Eastern time or such later date and time as the officers of the Trust shall determine (the "Effective Time")."

          (e) If, prior to the Effective Time, (1) the Class A Shareholders of a Portfolio approve any increase in expenses allocated to the Class A Shares of that Portfolio in connection with (A) a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (B) a non-Rule 12b-1 shareholder services plan or (C) any other plan or arrangement whereby Classes of that Portfolio pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then (2) the Class K Shares of that Portfolio will not convert to the Class A Shares unless the Class K Shareholders of that Portfolio, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Class K Shareholders. Should such increase in expenses not be submitted to a vote of the Class K Shareholders or, if submitted, should the Class K Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to: (1) create a new class of that Portfolio (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that Portfolio as they existed prior to the implementation of the increase in expenses; and (2) ensure that the existing Class K Shares of that Portfolio will be exchanged or converted into New Class A Shares no later than Effective Time. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class K Shares of that Portfolio for a new class of that Portfolio (the "New Class K Shares"), identical in all material respects to the Class K Shares of that Portfolio except that the New Class K Shares will convert into the New Class A Shares at the Effective Time. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation.

     2. Effective as of October 22, 2005, Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on

          Exhibit 1 to this Amendment effective as of the Effective Time as set forth in Section 2.6A of the Agreement.

     3. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     4. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of August 4, 2005.




                                          By:   /s/ Robert H. Graham
                                                -----------------------------
                                          Name:  Robert H. Graham
                                          Title:  President

                          EXHIBIT 1 TO AMENDMENT NO. 4
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                              OF AIM SECTOR FUNDS


                                  "SCHEDULE A

                                AIM SECTOR FUNDS
                         PORTFOLIOS AND CLASSES THEREOF



PORTFOLIO                                        CLASSES OF EACH PORTFOLIO
---------                                        -------------------------
AIM Energy Fund                                  Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares

AIM Financial Services Fund                      Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares

AIM Gold & Precious Metals Fund                  Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares

AIM Leisure Fund                                 Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Class R Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares

AIM Technology Fund                              Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares

PORTFOLIO                                        CLASSES OF EACH PORTFOLIO
---------                                        -------------------------
AIM Utilities Fund                               Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Institutional Class Shares
                                                 Investor Class Shares"


                                      A-2